UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 24, 2023

BECTON, DICKINSON AND COMPANY
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

001-4802			22-0760120
(Commission File Number)			(IRS Employer Identification No.)

1 Becton Drive,	Franklin Lakes,	New Jersey	07417-1880
(Address of Principal Executive Offices)			(Zip Code)

(201)	847-6800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.00	BDX	New York Stock Exchange
1.900% Notes due December 15, 2026	BDX26	New York Stock Exchange
3.020% Notes due May 24, 2025	BDX25	New York Stock Exchange
1.208% Notes due June 4, 2026	BDX/26A	New York Stock Exchange
1.213% Notes due February 12, 2036	BDX/36	New York Stock Exchange
0.000% Notes due August 13, 2023	BDX23B	New York Stock Exchange
0.034% Notes due August 13, 2025	BDX25A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 24, 2023, Dr. Joanne Waldstreicher was elected to the Board of Directors of Becton, Dickinson and Company (“BD”). Upon joining BD’s Board of Directors, Dr. Waldstreicher will serve as a member of both the Corporate Governance and Nominating Committee and the Quality and Regulatory Committee of the Board. BD’s Board of Directors has determined that Dr. Waldstreicher is independent under the rules of the New York Stock Exchange and the independence guidelines contained in BD’s Statement of Corporate Governance Principles. Information regarding the compensation of the non-management members of BD’s Board of Directors is included under the caption “Non-Management Director Compensation” in BD’s proxy statement relating to its 2023 Annual Meeting of Shareholders. In connection with her appointment, Dr. Waldstreicher will receive restricted stock units valued at $107,795, representing a prorated grant from the effective date of her election to BD’s 2024 Annual Meeting of Shareholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY
(Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Senior Vice President and Corporate Secretary
Date: July 24, 2023